Exhibit 99.1
Kerr-McGee Schedules Third-Quarter Earnings
Conference Call, Webcast

Oklahoma City, Oct. 20, 2004 - Kerr-McGee Corp. (NYSE: KMG) will hold a conference call Oct. 27, at 11 a.m. EDT to discuss its third-quarter 2004 financial and operating results and expectations for the future. The call will follow the release of Kerr-McGee’s third-quarter earnings the morning of Oct. 27.
Interested parties may listen to the call via Kerr-McGee’s website at www.kerr-mcgee.com or by calling 888-482-0024 in the United States, or 617-801-9702 outside the United States. The password for both dial-in numbers will be Kerr-McGee. A replay of the call will be available for 48 hours at 888-286-8010 in the United States or 617-801-6888 outside the United States. The code for the replay of the call will be #37639132. The webcast replay will be archived for 30 days on the company’s website.
Information on earnings also will be available on the company’s website home page at www.kerr-mcgee.com.
Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of more than $14 billion.
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Media contacts:         Debbie Schramm                                         John Christiansen
Direct: 405-270-2877                                Direct: 405-270-3995
Pager: 1-888-734-8294                             Cell: 405-406-6574
dschramm@kmg.com                                  jchristiansen@kmg.com

Investor contact:        Rick Buterbaugh
Direct: 405-270-3561